SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: April 23, 2012

(Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

7600 Gateway Boulevard

Fremont, California 94560

(Address of principal executive offices and zip code)

(510) 795-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 23, 2012, as part of the simplification and streamlining of Logitech International S.A. (“Logitech”) announced by the company in separate but concurrent press releases and current reports, the board of directors of Logitech eliminated a layer of executive management that has resulted in the following: (i) Werner Heid, Logitech’s Senior Vice President, Worldwide Sales and Marketing, will depart Logitech on May15, 2012; and (ii) Junien Labrousse, Logitech’s Executive Vice President, Products and President of Logitech Europe, will become Logitech’s Senior Vice President of the business group responsible for personal computers, Mac computers and tablets and will resign as President of Logitech Europe.

In connection with those changes, Mr. Labrousse’s annual base salary will be reduced from CHF 710,000 (approximately $775,000) to CHF 625,000 (approximately $680,000) and his bonus target as a percentage of base salary will be reduced from 75% to 65%.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release issued by Logitech International S.A. dated April 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Erik K. Bardman

Erik K. Bardman
Senior Vice President, Finance and Chief Financial Officer

April 26, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Logitech International S.A. dated April 25, 2012.